Exhibit 10.2
Dowies Employment Agreement


                              EMPLOYMENT AGREEMENT

This employment agreement ("Agreement") is made and entered into as of this date by and between TIDELANDS OIL & GAS CORPORATION ("Corporation"), and ROBERT DOWIES ("Employee").

WHEREAS, Employer and Employee desire that the term of this Agreement begin on October 18, 2004 ("Effective Date").

WHEREAS, Employer desires to employ Employee as its Vice President of Gas Markets and Supply and Employee is willing to accept such employment by Employer, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Duties. During the term of this Agreement, Employee agrees to be employed by and to serve Employer as its Vice President Gas Markets & Supply, and Employer agrees to employ and retain Employee in such capacities. Employee shall devote a substantial portion of his business time, energy, and skill to the affairs of the Employer as Employee shall report to the Employer's President and CEO.

Section 2. Term of Employment.

2.1 Definitions. For the purposes of this Agreement the following terms shall have the following meanings:

         A. "Termination For Cause" shall mean termination by Employer of Employee's employment by Employer by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, Employer or by reason of Employee's willful material breach of this Agreement which has resulted in material injury to Employer.

         B. "Termination Other Than For Cause" shall mean termination by Employer of Employee's employment by Employer (other than in a Termination for Cause) and shall include constructive termination of Employee's employment by reason of material breach of this Agreement by Employer, such constructive termination to be effective upon notice from Employee to Employer of such constructive termination.

         C. Voluntary Termination" shall mean termination by Employee of Employee's employment by Employer other than (i) constructive termination as described in subsection 2.1(b), (ii) "Termination Upon a Change in Control," and
(iii) termination by reason of Employee's death or disability as described in Sections 2.5 and 2.6.



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2.2 Initial Term.  The term of employment of Employee by Employer shall be for a period of three (3) years beginning with Effective Date ("Initial Term"), unless terminated earlier pursuant to this Section. At any time prior to the expiration of the Initial Term, Employer and Employee may by mutual written agreement extend Employee's employment under the terms of this Agreement for such additional periods as they may agree.

2.3 Termination For Cause. Termination For Cause may be effected by Employer at any time during the term of this Agreement and shall be effected by written notification to Employee. Upon Termination For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension pay or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.4 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, Employer may effect a Termination Other Than For Cause at any time upon giving written notice to Employee of such termination. Upon any Termination Other Than For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans (including accelerated vesting, if any, of awards granted to Employee under the Employer's stock option plan), accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.2, but no other compensation or reimbursement of any kind.

2.5 Termination by Reason of Disability. If, during the term of this Agreement, Employee, in the reasonable judgment of the Board of Directors of Employer, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than twelve (12) consecutive months, Employer shall have the right to terminate Employee's employment hereunder by written notification to Employee and payment to Employee of all accrued salary, bonus compensation to



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the extent  earned,  vested  deferred  compensation  (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement, but Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.6 Death. In the event of Employee's death during the term of this Agreement, Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Employer shall promptly pay to his estate or such beneficiaries as Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.7 Voluntary Termination. In the event of a Voluntary Termination, Employer shall promptly pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.8 Notice of Termination. Employer may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days' written notice to Employee of such termination. Employee may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty
(30) days' written notice to Employer of such termination.

Section 3. Salary, Benefits and Bonus Compensation.



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3.1 Base  Salary.  As payment  for the  services  to be  rendered by Employee as provided in Section 1 and subject to the terms and conditions of Section 2, Employer agrees to pay to Employee a "Base Salary" for the twelve (12) calendar months beginning the Effective Date at the rate of $100,000 per annum payable in 24 equal bi-monthly installments.

3.2 Stock Grant. Employee shall be eligible to receive a common stock grant, at Employee's option, for each year (or portion thereof) during the term of this Agreement and any extensions thereof, in the amount of One Hundred Thousand (100,000) common shares annually. The stock grants will vest every six months at the rate of 50,000 shares. The first 50,000 shares will vest April 18, 2005 and each succeeding six months during the term of this Agreement. The Employee will have the option to have the shares issued under the Employer's Stock Grant and Option Plan or issued directly outside the plan.

3.3 Additional Benefits. During the term of this Agreement, Employee shall be entitled to the following fringe benefits:

         A. Employee Benefits. Employee shall be eligible to participate in such of Employer's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Employer, including, without limitation, Employer's Stock Grant and Option Plan, profit sharing plans, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, financial planning, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of Employer, Employee's employment with the Employer will be deemed to have commenced on the Effective Date.

         B. Vacation. Employee shall be entitled to two (2) weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

         C. Reimbursement for Expenses. During the term of this Agreement, Employer shall reimburse Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by Employee in connection with his duties under this Agreement.

Section 4. Severance Compensation.

4.1 Severance Compensation in the Event of a Termination Other Than for Cause. In the event Employee's employment is terminated in a Termination Other Than for Cause, Employee shall be paid as severance compensation his full Base Salary (at the rate payable at the time of such termination), for a period of the remaining portion of the Initial Term of the Employment contract. The Employee shall be entitled to an accelerated vesting of any awards granted to Employee under Employer's Stock Option Plan to the extent provided in the stock option agreement entered into at the time of grant.



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4.2  No  Severance  Compensation  Upon  Other  Termination.  In the  event  of a
Voluntary  Termination,   Termination  For  Cause,   termination  by  reason  of
Employee's disability pursuant to Section 2.6, Employee or his estate shall not be paid any severance compensation.

Section 5. Payment Obligations. Employer's obligation to pay Employee the compensation and to make the arrangements provided herein shall be unconditional, and Employee shall have no obligation whatsoever to mitigate damages hereunder. If litigation after a Change in Control shall be brought to enforce or interpret any provision contained herein, Employer, to the extent permitted by applicable law and the Employers' Articles of Incorporation and Bylaws, hereby indemnifies Employee for Employee's reasonable attorneys' fees and disbursements incurred in such litigation.

Section 6. Confidentiality. Employee agrees that all confidential and proprietary information relating to the business of Employer shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Employer's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

Section 7. Withholdings. All compensation and benefits to Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

Section 8. Indemnification. In addition to any rights to indemnification to which Employee is entitled to under the Employer's Articles of Incorporation and Bylaws, Employer shall indemnify Employee at all times during and after the term of this Agreement to the maximum extent permitted under Nevada Revised Statutes or any successor provision thereof and any other applicable state law, and shall pay Employee's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.


TIDELANDS OIL & GAS CORPORATION



___________________________
By:  Michael Ward



ROBERT W. DOWIES



___________________________
Robert W. Dowies






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